BCS GROUP
AGGREGATED BALANCE SHEET
December 31, 2005
(in Euro)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	952,912
Receivables	9,814,325
Inventories	6,031,724
Accrued income and prepaid expenses	13,865
TOTAL CURRENT ASSETS	16,812,826

NON-CURRENT ASSETS
Fixed assets	1,465,875
Intangible assets	448,666
Investments	45,864
TOTAL NON-CURRENT ASSETS	1,960,405
TOTAL ASSETS	18,773,231

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Bank overdrafts	756,807
Short-term bank loans	88,106
Current portion of long-term debt	63,751
Advances from customers	164,220
Payables due to suppliers	3,918,200
Tax payables	649,809
Payables due to social security institutions	120,181
Payables due to others	1,444,334
Accrued expenses and deferred income	155,252
TOTAL CURRENT LIABILITIES	7,360,660

NON-CURRENT LIABILITIES
Long-term debt	410,333
Allowances for risks and charges	26,893
Employee severance indemnity	1,015,951
TOTAL NON-CURRENT LIABILITIES	1,453,177
TOTAL LIABILITIES	8,813,837

SHAREHOLDERS' EQUITY
Share capital	362,750
Revaluation reserve	368,832
Legal reserve	65,816
Other reserves
other reserve	204,705
reserve for rounding	(1)
unavailable reserve	1,791
currency translation reserve	13,100
Retained earnings	7,171,295
Net income	1,771,106
TOTAL SHAREHOLDERS' EQUITY	9,959,394

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	18,773,231

MEMORANDUM ACCOUNTS
Capital lease obligation	207,875

BCS GROUP
AGGREGATED INCOME STATEMENT
For the year ended December 31, 2005
(in Euro)

REVENUE
Revenues from sales and services	22,766,560
Change in finished goods and work in progress inventory	(322,543)
Other income and revenues	189,702
TOTAL REVENUE	22,633,719

OPERATING COSTS
Raw materials, consumables and goods	11,049,486
Services	3,355,675
Leases and rentals	473,066
Personnel costs
Wages and salaries	2,452,600
Social security costs	673,209
Provision for severance indemnity	175,616
Pension costs	288
Other costs relating to employees	51,337
Valuation adjustments
Amortization of intangible assets	73,444
Depreciation of fixed assets	241,530
Write downs of current receivables and liquid assets	48,598
Changes in inventories of raw materials, consumables and goods	535,174
Other provisions	143,161
Other operating costs	294,302
TOTAL OPERATING COSTS	19,567,486

OPERATING MARGIN	3,066,233

FINANCIAL INCOME AND EXPENSE
Other financial income	5,257
Interest expense and other financial charges	(58,319)
Foreign exchange gain (loss)	(1,771)
TOTAL FINANCIAL INCOME AND EXPENSE	(54,833)

EXTRAORDINARY INCOME AND CHARGES
Income	967
Charges	(148)
TOTAL EXTRAORDINARY INCOME AND CHARGES	819

INCOME BEFORE INCOME TAXES	3,012,219

Income taxes	(1,241,113)
current income tax expense	(1,250,437)
deferred income tax benefit	9,324

NET INCOME	1,771,106

(2)

AGGREGATED STATEMENT OF CASH FLOWS
For the year ended December 31, 2005
(in Euro)

Cash flows from operating activities:

Net income	1,771,106

Depreciation and amortization	314,974
Write-down of receivables	48,598
Write-down of investment in subsidiaries	14,641
Provision for employee severance indemnity	175,616
Cash generated from operating income before changes in working capital	2,324,935

Decrease in receivables	590,521
Decrease in inventories	862,976
Decrease in accrued income and prepaid expenses	8,998
Decrease in payables due to suppliers	(891,813)
Increase in advances from customers	154,703
Increase in tax payables	385,168
Decrease in payables due to social security institutions	(4,115)
Increase in payables due to others	328,447
Decrease in allowances for risks and charges	(13,437)
Decrease in employee severance indemnity	(125,037)
Decrease in accrued expenses and deferred income	(115,334)

Net cash provided from operating activities	3,506,012

Cash flows from investing activities:

Purchase of fixed assets	(433,752)
Purchase of intangible assets	(1,400)
Disposal of fixed assets	98,894
Investment in subsidiary	(14,641)

Net cash used in investing activities	(350,899)

Cash flows from financing activities:

Repayment of short-term debt	(195,860)
Repayment of long-term debt	(185,390)

Net cash used in financing activities	(381,250)

Net increase in cash and cash equivalents	2,773,863

Cash and cash equivalents at beginning of period	(2,577,758)
Cash and cash equivalents at end of period	196,105

(3)

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of BCS Group

We have audited the accompanying aggregated balance sheet of BCS Group, comprising BCS Srl, BCS Service Srl, Vetus Srl and Boat Equipment Ltd, as of December 31, 2005, and the related aggregated statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as explained in the following two paragraphs, we conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Our audit scope was limited for the following two items:

·	We did not observe the taking of the physical inventory as of December 31, 2005 and December 31, 2004, as those dates were prior to our appointment as independent accountants for the Group, and we were unable to satisfy ourselves regarding the inventory quantities representing approximately 25% of the value of inventory of the Group as of those dates by means of other auditing procedures. Inventory amounts as of December 31, 2004 enter into the determination of net income and cash flows for the year ended December 31, 2005.

(4)

·	We did not obtain audit evidence related to the fixed asset revaluations made by the Group in accordance with various Italian laws, which represent approximately 22% and 4% of fixed assets and shareholders’ equity, respectively, as of December 31, 2005.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to perform and complete audit procedures on the items described in the preceding paragraph, the aggregated financial statements referred to above present fairly, in all material respects, the financial position of BCS Group at December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in Italy.

Accounting principles generally accepted in Italy vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Notes 17 and 18 of the financial statements.

Rome, July 24, 2006

/s/ PricewaterhouseCoopers SPA ----------------------------------------------- PricewaterhouseCoopers SpA

(5)

BCS GROUP

Explanatory notes to the aggregated financial statements December 31, 2005

1 Background

The aggregated financial statements of BCS Group at December 31, 2005 and for the year then ended are comprised of BCS Srl, BCS Service Srl, Vetus Srl and Boat Equipment Ltd (hereinafter, “the Group”). BCS Srl, BCS Service Srl and Vetus Srl are Italian limited liability companies, whereas Boat Equipment Ltd is incorporated in Malta. The Group manufactures and sells nautical systems for motor pleasure boats, provides assistance and maintenance services and distributes Vetus branded nautical equipment.

On May 12, 2006, each of the companies was acquired by Twin Disc Incorporated from a common group of shareholders.

2 Summary of significant accounting and reporting policies Basis of presentation

The aggregated financial statements of BCS Group have been prepared in accordance with principles prescribed by Italian law and supplemented by the accounting principles issued by the Consiglio Nazionale dei Dottori Commercialisti e dei Ragionieri, by the Organismo Italiano di Contabilità or, in the absence thereof and if applicable, the International Accounting Standards Board (IASB) (collectively, "Italian GAAP"). Italian GAAP differs in certain respects from generally accepted accounting principles in the United States ("U.S. GAAP"). A description of these differences and their effects on net income and shareholders’ equity is set forth in Notes 17 and 18. The financial statements have been reformatted from the Italian statutory financial statement presentation. Reclassifications reflect essentially a different aggregation of certain items that were segregated between current and non-current.

Principles of aggregation

The aggregated financial statements of BCS Group include the statutory accounts of the four companies acquired by Twin Disc Incorporated as described above. Other companies owned by the shareholder group that were not acquired by Twin Disc Incorporated have been excluded. Furthermore, insignificant subsidiaries have not been aggregated. These companies are accounted for under the cost method as described below under the heading Investments.

Intercompany transactions

All intercompany balances and transactions have been eliminated.

Foreign currency translation

Assets and liabilities of Boat Equipment Ltd have been translated at the exchange rate prevailing at year-end, whereas income statement accounts have been translated at the average exchange rate for the period. Related translation adjustments are reported as a component of shareholders’ equity.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into Euro using the prevailing rate at the balance sheet date. All exchange rate differences are recognized in earnings in the period.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and at banks and are recorded at nominal value. In the Statement of Cash Flows, bank overdrafts are included as part of cash and cash equivalents in accordance with International Accounting Standards.

Receivables and payables

Receivables are recorded at their estimated net realizable value. Payables are recorded at their nominal value.

Inventories

Inventories consist of raw materials, work in progress and finished goods and are valued at the lower of weighted average cost or market value.

Prepayments and accrued income

Such items relate to revenues and expenses referring to two or more financial periods and are recorded on an accrual basis.

(7)

Fixed assets

Fixed assets are stated at purchase or production cost, including any incidental expenses and all costs directly chargeable to the assets, as adjusted by revaluations in accordance with various Italian laws; revaluations are included in aggregated shareholders’ equity.

The recorded value of fixed assets is depreciated using the straight-line method by applying depreciation rates that are based on the estimated useful lives of the fixed assets.

Fixed assets purchased during the year are depreciated at 50% of the ordinary rates to reflect the reduced usage of the related asset. In the event of an other than temporary impairment in value, such cost is written down accordingly. The original value of such fixed assets is subsequently reinstated if the reasons for any write-downs cease to apply. The Group has not recorded any impairment charges. Routine maintenance costs are expensed to the income statement as incurred. The costs of significant betterments or improvements in production capacity are attributed to the relevant asset and depreciated over the remaining useful life of the asset.

The depreciation rates applied to the principal categories of fixed assets are the following:

_____%____
Land and building	3%
Machinery and equipment	15%
Commercial and industrial equipment	10% - 15%
Fittings and furniture	12%
Vehicles	20% - 25%

Intangible assets

Intangible assets are stated at purchase or production cost, including any incidental expenses and all costs directly chargeable to the assets. Such assets are amortized on a straight-line basis in accordance with the rates shown below, which are representative of their useful economic lives.

(8)

_____%____
Start – up and expansion	10%
Research, development and advertising costs	20%
Industrial patents and intellectual property rights	10%
Permits, licenses, trademarks and similar rights	10%
Goodwill	10%

In the event of an other than temporary impairment in the value of such intangibles, the relevant asset is written down accordingly. The original value of such assets is subsequently reinstated if the reasons for any write-down cease to apply. The Group has not recorded any impairment charges.

Start-up and expansion costs include non-recurring costs incurred during the startup and expansion of the Group in relation to exceptional corporate events that provide long-term benefits.

Research, development and advertising costs are capitalized if they provide long-term benefits.

Industrial patents and intellectual property rights include the purchase cost of application software licenses allowing unlimited use, as well as the capitalized costs of the time spent by Group personnel on design, development and implementation activities for information systems.

Permits, licenses, trademarks and similar rights are recorded at the cost of their development or purchase price, including incidental expenses. The cost is amortized over the duration of the license.

Goodwill represents the difference between the amount paid for the acquisition of companies and their related net book value.

Investments

Equity investments relate to investments in subsidiaries and related companies and are valued at cost. In the event of an other than temporary impairment in value, such cost is written down. The original value of such assets is subsequently reinstated if the reasons for any write-down cease to apply.

Provisions for contingencies and other liabilities

Provisions for contingencies or other liabilities relate to losses that are either likely or certain to be incurred but are uncertain as to their amount or the date on which they become due. Such provisions represent management’s best estimate based on available information.

(9)

Employee severance indemnity

The employee severance indemnity is calculated and recorded in accordance with Italian law and existing labor agreements and represents the entire liability owed to employees, if terminated at the balance sheet date, net of any advances paid.

Revenues and costs

Revenues from the sales of products and services are recognized upon transfer of title or completion of service. Costs are recognized when the related goods and services are sold, consumed or allocated.

Income taxes

The provision for current taxes is determined in accordance with enacted regulations and tax rates.

Deferred tax assets or liabilities are recognized for differences between the financial reporting and tax bases of assets and liabilities. Deferred tax liabilities are not recognized if ultimate payment is not deemed probable.

Deferred tax assets are recognized when there is a reasonable expectation of their realization.

Statement of cash flows

The statement of cash flows is prepared in accordance with International Accounting Standards using the indirect method.

(10)

3 Receivables

At December 31, 2005 receivables total €9,881 thousand, as follows (in €/000):

RECEIVABLES	Dec. 31, 2005

Trade receivables	8,889
Tax receivable	2
Deferred tax assets	372
Other receivables	551

Total receivables	9,814

Deferred tax assets include €274 thousand related to the provision for slow-moving inventory, €65 thousand related to the elimination of margin on intercompany sales and €33 thousand related to the bad debt provision.

Other receivables include €499 thousand related to an insurance policy to cover the indemnity that the Group must pay to members of the board of directors when they step down. The related liability is recorded in payables due to others.

The bad debt provision totals €264 thousand.

4 Inventories

At December 31, 2005 inventories total €6,032 thousand, as follows (in €/000):

INVENTORIES	Dec. 31,	2005

Raw materials and consumables		2,892
Provision for raw materials and consumables		(295)

Total raw materials and consumables		2,597

Finished goods and goods for resale		3,875
Provision for finished goods and goods for resale		(440)

Total finished goods and goods for resale		3,435

Total inventories		6,032

5 Fixed assets

At December 31, 2005 fixed assets total €1,466 thousand and reflect an increase of €434 thousand, a decrease of €100 thousand for disposals and €241 thousand for depreciation.

The following tables provide data on the historical cost, purchases, disposals, and depreciation during the year and the closing balance (in €/000):

(11)

			HISTORICAL COST

FIXED ASSETS	Dec. 31, 2004	Purchases		Disposals	Dec. 31, 2005

Land and buildings	821		-	-		821
Machinery and equipment	698		31	2		727
Commercial and industrial	1,093		232	82		1,243
Other	382		69	16		435
Fixed assets under
construction and advances	-		102	-		102

Total fixed assets	2,994		434	100		3,328

		ACCUMULATED DEPRECIATION

FIXED ASSETS	Dec. 31, 2004	Increase		Decrease	Dec. 31, 2005

Land and buildings	175		22	-		197
Machinery and equipment	506		55	-		561
Commercial and industrial	639		130	-		769
Other	301		34	-		335
Fixed assets under
construction and advances	-		-	-		-

Total fixed assets	1,621		241	-		1,862

		Dec. 31, 2004			Dec. 31, 2005

	Historical Accumulated			Historical Accumulated
FIXED ASSETS			Net Value			Net Value
	Cost	depreciation		Cost	depreciation

Land and buildings	821	175	646	821	197	624
Machinery and equipment	698	506	192	727	561	166
Commercial and industrial equipment	1,093	639	454	1,243	769	474
Other	382	301	81	435	335	100
Fixed assets under construction and
advances	-	-	-	102	-	102

Total fixed assets	2,994	1,621	1,373	3,328	1,862	1,466

Revaluations made in previous years in accordance with Italian laws are as follows (in €/000):

	Year	Amount

Land and buildings	2003	328
Machinery and equipment	2001	127

TOTAL		455

(12)

The following table shows the effects on the financial statements if the Group had treated qualifying leases as capital leases (in €/000):

		€/000

Income Statement:
Rent expense		168
Depreciation		(184)
Interest expense		(14)
Tax effect		11

Total effect - Income Statement		(19)

Balance sheet:
Fixed assets		346
Pre-paid expenses		(10)
Capital lease obligations		(207)
Tax effect		(48)

Total effect - Balance Sheet		81

6	Intangible assets

At December 31, 2005, intangible fixed assets total €449 thousand.

The following tables provide data on the historical cost, purchases, disposals and amortization made during the year and the closing balance (in €/000):

		HISTORICAL COST

	Dec. 31,			Dec. 31,
INTANGIBLE ASSETS		Purchases Disposals
	2004			2005

Start-up and expansion costs	22	-	-	22
Research, development and advertising costs	62	1	-	63
Industrial patents and intellectual property rights	2	-	-	2
Permits, licenses, trademarks and similar rights	260	-	-	260
Goodwill	489	-	-	489
Other	15	-	-	15

Total intangible assets	850	1	-	851

		AMORTIZATION

	Dec. 31,			Dec. 31,
INTANGIBLE ASSETS		Increase Decrease
	2004			2005

Start-up and expansion costs	4	2	-	6
Research, development and advertising costs	29	12	-	41
Industrial patents and intellectual property rights	1	-	-	1
Permits, licenses, trademarks and similar rights	78	29	-	107
Goodwill	208	27	-	235
Other	9	3	-	12

Total intangible assets	329	73	-	402

(13)

			NET VALUE

	Dec. 31, 2004			Dec. 31, 2005

	Historical Cost	Accum. Amort.		Historical Cost	Accum. Amort.
INTANGIBLE ASSETS			Net Value			Net Value

Start-up and expansion costs	22	4	18	22	6	16
Research, development and advertising
costs	62	29	33	63	41	22
Industrial patents and intellectual property
rights	2	1	1	2	1	1
Permits, licenses, trademarks and similar
rights	260	78	182	260	107	153
Goodwill	489	208	281	489	235	254
Other	15	9	6	15	12	3

Total intangible assets	850	329	521	851	402	449

Goodwill arose from the acquisition of other companies, as follows:

  €396 thousand for the acquisition of a business branch from the company “BCS di Bini, Cecchi e Salvadori Srl” in 2000;
  €58 thousand for the acquisition of a business branch from the company “BCS di Bini, Cecchi e Salvadori Srl” in 2003;
  €35 thousand for the acquisition of a business branch from the company “OMP Srl” in 2003.

7 Investments

At December 31, 2005 investments total €46 thousand.

The following table provides data on the historical cost, write-down, revaluations, acquisition and disposals made in current year:

	Dec. 31,				Dec. 31,
INVESTMENTS		Acquisitions	Disposals	Writedowns
	2004				2005

		(Amounts expressed in €/000)

Equity investments in:
subsidiary companies	43	15	-	15	43
other companies	3	-	-	-	3

Total equity investments	46	15	-	15	46

(14)

The following table provides financial data of subsidiary companies:

				Loss in		Value in
	Parent	Share			%	aggregated
Subsidiary			Equity	current
	Company	capital			owned	financial
				period		statements

			(Amounts expressed in €)

Hydraflex Srl	BCS Srl	30,600	9,147	(4,568)	50.00	15,494
Vema Boat Srl	Vetus Srl	25,500	22,878	(2,622)	99.99	27,481

Total						42,975

8	Current liabilities

At December 31, 2005 current liabilities total €7,360 thousand, as follows (in €/000):

Amount at Dec.
Current liabilities	31, 2005

Bank overdrafts	757
Short-term bank loans	88
Current portion of long-term debt	64
Advances from customers	164
Payables due to suppliers	3,918
Tax payables	650
Payables due to social security institutions	120
Payables due to others	1,444
Accrued expenses and deferred income	155

Total current liabilities	7,360

Tax payables are as follows:

  VAT for €122 thousand;
  Income taxes for €370 thousand;
  Payroll taxes for €58 thousand.

Payables due to others include €1,049 thousand related to the indemnity that the Group owes to members of the board of directors when they step down.

9 Debt

The Group has various credit facilities with several banks. The short-term bank loans bear interest at rates ranging from 5.73% to 5.95% .

Long-term debt relates to a loan obtained through government incentives. The loan bears interest at 1% per annum and is repayable in semi-annual installments through January 1, 2012.

(15)

10 Allowances for risks and charges

At December 31, 2005 the allowance for risks and charges totals €27 thousand, a €45 thousand decrease from the prior year.

The following table shows the breakdown of the items and changes during the year (in €/000):

Allowances for risks and charges	12/31/2004 Provisions Utilization			Dec. 31,
				2005

Provisions for pensions and similar
commitments	10	30	30	10
Provision for taxation	47	-	30	17

Total allowances for risks and charges	57	30	60	27

Provision for taxation represents the deferred tax liabilities related to the temporary taxable differences.

11 Employee severance indemnity

At December 31, 2005 the employee severance indemnity totals €1,016 thousand, a net increase of €50 thousand over the prior year.

The following table shows the changes during the year (in €/000):

Amount accrued during the year	175

Amount paid during the year	(125)

Amount at Dec. 31, 2005	1,016

12 Shareholders’ equity

Share capital and reserves represent the aggregation of such items in the statutory accounts of each company comprising the Group. Changes in shareholders’ equity during the year are as follows:

(16)

	Share capital	Legal reserve	Revaluation reserve	Extra- ordinary reserve	Un- available reserve	Currency translation account	Retained earnings	Net income
Description									TOTAL

Amount at Dec.
31, 2004	363	66	369	205	-	-	6,713	458	8,174

Allocation of prior
year net income
	-	0	-	-	-	-	458	(458)	0

Translation of
Boat Equipment
Ltd to Euro	-	-	-	-	-	13	-	-	13

Accrual for
specific law	-	-	-	-	1	-	-	-	1

Net income	-	-	-	-	-	-	-	1,771	1,771

Amount at Dec.
31, 2005	363	66	369	205	1	13	7,171	1,771	9,959

The following table shows the possible utilization for each item of equity:

						Amounts at
	SHAREHOLDERS' EQUITY							Notes
						Dec. 31, 2005

						(in €/000)

Share capital							363
Revaluation reserve							369	A,B
Legal reserve							66	A,B
Other reserves
other reserve							205	A,B,C
reserve for rounding							(0)
unavailable reserve							2
currency transaction reserve							13	A, B
Retained earnings							7,171	A,B,C
Net income							1,771

Total Group shareholders' equity							9,959

Notes

A:	for capital increase;

B:	for coverage of losses;

C:	for distribution to shareholders.

(17)

13	Revenues

	Description	12/31/2005

		(€/000)

Revenues from sales and services		22,767
Change in finished goods and WIP inventory		(323)
Other income and revenues		190

Total aggregated revenues		22,634

Sales of goods and services

For the year ended December 31, 2005 sales comprised the following:

  €19,127 thousand related to domestic sales of finished goods;
  €2,898 thousand related to foreign sales of finished goods;
  €342 thousand related to service for assistance and maintenance;
  €400 thousand related to other.

14 Operating costs

For the year ended December 31, 2005 operating costs total €19,567 thousand, as follows (in €/000):

Description	Total

Raw materials, consumables and goods	11,049
Services	3,356
Leases and rentals	473
Personnel costs
Wages and salaries	2,453
Social security costs	673
Provision for severance indemnity	176
Other costs relating to employees	51
Valuation adjustments
Amortization of intangible assets	73
Depreciation of fixed assets	242
Writedowns of current receivables and liquid assets	49
Changes in inventories of raw materials, consumables and goods	535
Other provisions	143
Other operating costs	294

Total	19,567

(18)

Raw materials, consumables and goods for sale

The cost of raw materials, consumables and goods for sale for 2005 totals €11,049 thousand, of which €7,283 thousand for the purchase of raw materials, €1,298 thousand for work in progress and €140 thousand for the purchase of finished goods. The remaining amount of €2,328 thousand relates to the purchase of other material goods, packaging costs and other.

Services

Services costs for 2005 include emoluments of the members of the Board of Directors of €954 thousand and fees of the board of statutory auditors of €24 thousand.

Leases and rentals

Leases and rentals cost for 2005 totals €473 thousand and relates for €213 thousand to leased goods and for €260 thousand to the rental of the Group’s premises from the company “BCS di Bini, Cecchi e Salvadori Srl”, whose owners are primarily the same as the ownership group of the Group.

Other provisions

Other provisions relate to the indemnity that the Group owes to members of the board of directors when they step down.

15 Financial income and expense Other financial income

Other financial income relates to bank interest income.

Interest expense

Interest expense totals €58 thousand for 2005, as follows:

  interest expense to banks for €41 thousand;
  interest on payables for €17 thousand.

Foreign exchange gains and losses

Foreign exchange gains and losses includes both realized gains and losses arising from changes in exchange rates upon the collection of receivables and settlement of payables denominated in foreign currencies, as well as unrealized gains and losses arising upon the translation of assets and liabilities originally denominated in foreign currencies at exchange rates prevailing at the balance sheet date.

16 Income taxes

Income tax expense for 2005 totals €1,241 thousand, of which €1,250 thousand relates to current taxes, partially offset by a deferred tax benefit of €9 thousand.

(19)

The following tables provide the reconciliation from the enacted tax rate to the effective tax rate (in €/000):

IRES

Total

Profit before taxes	3,012
Enacted tax (33%)	994

Profit before taxes	3,012
Nondeductible expenses and other additions to taxable income	144
Non taxable income and other reductions to taxable income	(293)

Taxable income	2,863
Effective tax (33%)	944

IRAP

Total

Profit before taxes	3,012
Enacted tax (4,25%)	128

Profit before taxes	3,012
Nondeductible expenses and other additions to taxable income	4,715
Non taxable income and other reductions to taxable income	(529)

Taxable income	7,198
Effective tax (4,25%)	306

TOTAL CURRENT TAX EXPENSE	1,250

(20)

17 Summary of significant differences between Italian accounting principles and U.S. GAAP

The Group’s aggregated financial statements have been prepared in accordance with Italian GAAP, which differs in certain respects from U.S. GAAP. A description of the significant differences and their effects on net income and shareholders’ equity is set forth in the following notes. Those differences described below that are not included in the reconciliation of net income or shareholders’ equity (see note 18) either had no effect, or their effect was not significant. See also note 2, Summary of significant accounting and reporting policies for additional information on the accounting principles that the Group follows.

A) Aggregation policy

The companies included in the aggregated financial statements and the principles applied in preparing the aggregated financial statements are those described in Notes 1 and 2. The Group has not included in the aggregated financial statements subsidiaries of the aggregated companies.

Under U.S. GAAP, investments of greater than 50% of share capital are consolidated by the investor when the investor has control. Investments of between 20% and 50% are accounted for by the equity method when the investor does not have control but exercises significant influence over the investee.

In addition, U.S. GAAP also requires an entity that absorbs the majority of a variable interest entity’s (“VIE”) expected losses, or in the absence of this, the majority of a VIE’s expected residual returns (such an entity being the Primary Beneficiary) to consolidate the VIE.

B) Valuation of assets and subsequent revaluation

Both Italian and U.S. GAAP require that assets which are impaired be written down to their fair value. However, under Italian GAAP, in order to determine whether an impairment exists, the book value of an asset in question is compared to the sum of the discounted cash flows expected to be generated by such asset. If the sum of such discounted cash flows is less than the carrying value of the asset, an impairment exists. Under U.S. GAAP, the performance of the same analysis uses undiscounted cash flows.

In addition, under Italian GAAP impairment charges are reversed when the situation giving rise to an impairment ceases to exist. Under U.S. GAAP reversals of impairment charges are not permitted.

C) Monetary revaluation of assets

Under Italian GAAP, certain assets have been revalued at various times in accordance with various Italian laws. Under U.S. GAAP, such revaluations are not permitted.

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D) Deferred tax assets and liabilities

Under Italian GAAP deferred taxes are recorded if recoverable with reasonable certainty. Taxes payable relating to certain potential distributions from shareholders’ equity or upon liquidation of a company are accrued only to the extent such distributions are planned.

Under U.S. GAAP, deferred tax assets are recorded if their recovery is more likely than not. The potential taxes on equity reserves are considered deferred tax liabilities and are accrued accordingly.

The adjustments included in the reconciliations to U.S. GAAP take into account the deferred tax effect of U.S. GAAP adjustments.

E) Intangible assets

Under Italian GAAP, goodwill is amortized on a straight-line basis over its estimated useful life, not to exceed twenty years. Under U.S. GAAP, goodwill is not amortized, but is subject to an annual evaluation in order to define the relevant impairment, if any.

Under Italian GAAP, start-up costs, research and development and advertising costs may be capitalized if they benefit more than one financial period. Under U.S. GAAP, such costs are expensed as incurred.

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F) Lease accounting

Under Italian GAAP, all leases are treated as operating and all lease payments are expensed as incurred. For fixed assets under capital lease, disclosure is provided in the footnotes as to the effect on the income statement and shareholders’ equity as if the leases had been accounted for as capital leases.

Under U.S. GAAP, fixed assets under capital lease are capitalized and depreciated over the lease period or estimated useful life of the asset and a liability is recorded for the present value of future lease payments.

G) Transactions with entities under common control

The Group purchased three businesses from the shareholder group. Under Italian GAAP, transactions with entities under common control are accounted for at the exchange value and the difference between the acquisition cost and the underlying net carrying value of the net assets acquired is recorded as goodwill. Under U.S. GAAP, transactions with entities under common control are accounted for at predecessor basis.

H) Extraordinary income and expense

All items recorded by the Group as extraordinary under Italian GAAP would not qualify as extraordinary under U.S. GAAP.

18 Reconciliations between net income and shareholders’ equity determined under Italian GAAP to U.S. GAAP

The following is a summary of the significant adjustments to net income for the year ended December 31, 2005 and to shareholders’ equity at December 31, 2005 that would be required if U.S. GAAP had been applied instead of Italian GAAP in the aggregated financial statements.

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RECONCILIATION OF NET INCOME (in €/000)

2005

Net income according to the financial statements prepared
under Italian GAAP	1,771

Items increasing (decreasing) reported net income:
A. effect of the differences related to companies carried at cost
under Italian GAAP but consolidated under U.S. GAAP	(3)
A. effect of the differences related to companies carried at cost under Italian GAAP but accounted for under the equity method
under U.S. GAAP	(2)
C. effect of the elimination of monetary revaluations	30
D. deferred income taxes	(24)
E. effect of the write-off of intangible assets	14
F. effect of lease accounting	(19)
G. effect of the elimination of transactions with entities under
common control	27
Net adjustment	22
Net income in accordance with U.S. GAAP	1,793

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RECONCILIATION OF SHAREHOLDERS’ EQUITY (in €/000)

		Dec. 31, 2005

Shareholders' equity according to the financial statements prepared
under Italian GAAP		9.959

Items increasing (decreasing) reported shareholders' equity:
A. effect of the differences related to companies carried at cost	under Italian
GAAP but consolidated under U.S. GAAP		(4)
A. effect of the differences related to companies carried at cost	under Italian
GAAP but accounted for under the equity method under U.S. GAAP		(11)
C. effect of the elimination of monetary revaluations		(327)
D. deferred income taxes		184
E. effect of the write-off of intangible assets		(38)
F. effect of lease accounting		81
G. effect of the elimination of transactions with entities under common		(254)
Net adjustment		(368)
Shareholders' equity in accordance with U.S. GAAP		9.591

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